As filed with the Securities and Exchange Commission on July 5, 2022

Registration No. 333-223399

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

___________________

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-223399

UNDER THE SECURITIES ACT OF 1933

LXP INDUSTRIAL TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015 New York, NY	10119-4015
(Address of principal executive offices)	(Zip Code)

Lexington Realty Trust

Amended and Restated

2011 Equity-Based Award Plan

(Full title of the plan)

T. Wilson Eglin

Chief Executive Officer and President

LXP Industrial Trust

One Penn Plaza, Suite 4015

New York, NY 10119-4015

(Name and address of agent for service)

(212) 692-7200

(Telephone number, including area code, of agent for service)

Copies to:

Brandon J. Bortner

Amir A. Heyat

Paul Hastings LLP

2050 M Street NW

Washington, DC 20036

(202) 551-1840

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

(Check one):
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 on Form S-8 (this “Post-Effective Amendment”) is related to the Registration Statement on Form S-8 (Registration No. 333-223399) (the “2018 Registration Statement”) that LXP Industrial Trust (formerly Lexington Realty Trust) (the “Trust”) filed with the Securities and Exchange Commission (the “Commission”) on March 2, 2018. Pursuant to the 2018 Registration Statement, the Trust registered the issuance from time to time of 4,178,397 shares of beneficial interest of the Trust classified as common stock, par value $0.0001 per share (the “Common Shares”). The Common Shares were registered to permit the issuance of Shares pursuant to the Lexington Realty Trust Amended and Restated 2011 Equity-Based Award Plan (the “2011 Plan”).

The Trust is filing this Post-Effective Amendment to deregister all of the 2,595,072 Common Shares registered under the 2018 Registration Statement that remain unissued as of the date hereof. The Trust is deregistering such Common Shares because it is no longer issuing Common Shares pursuant to the 2011 Plan. Contemporaneously with the filing of this Post-Effective Amendment, the Trust is filing with the Commission a Registration Statement on Form S-8 to register 2,070,924 of such Common Shares to permit the issuance thereof pursuant to the LXP Industrial Trust 2022 Equity-Based Award Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the 2018 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 5, 2022.

LXP INDUSTRIAL TRUST

By:	/s/ T. Wilson Eglin
Name: T. Wilson Eglin
Title: Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the 2018 Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ T. Wilson Eglin	Chairman, Chief Executive Officer and President (principal executive officer)	July 5, 2022
T. Wilson Eglin

/s/ Beth Boulerice	Executive Vice President, Chief Financial Officer and Treasurer (principal financial officer)	July 5, 2022
Beth Boulerice

/s/ Mark Cherone	Senior Vice President and Chief Accounting Officer (principal accounting officer)	July 5, 2022
Mark Cherone

/s/ Richard S. Frary	Trustee	July 5, 2022
Richard S. Frary

/s/ Lawrence L. Gray	Trustee	July 5, 2022
Lawrence L. Gray

/s/ Arun Gupta	Trustee	July 5, 2022
Arun Gupta

/s/ Jamie Handwerker	Trustee	July 5, 2022
Jamie Handwerker

/s/ Claire A. Koeneman	Trustee	July 5, 2022
Claire A. Koeneman

/s/ Nancy Elizabeth Noe	Trustee	July 5, 2022
Nancy Elizabeth Noe

/s/ Howard Roth	Trustee	July 5, 2022
Howard Roth